Exhibit 99.1

Camden National Corporation Reports 9% Increase in 2010 Earnings

CAMDEN, Maine--(BUSINESS WIRE)--January 25, 2011--Camden National Corporation (NASDAQ: CAC; “Camden National”) reported an increase in 2010 net income of $2.0 million, or 9%, to $24.8 million, or $3.23 per diluted share compared to 2009 net income of $22.8 million, or $2.97 per diluted share. Return on average assets increased to 1.09% for 2010 compared to 1.00% for 2009 and return on average equity amounted to 12.42% and 12.81%, respectively, for the years ended December 31, 2010 and 2009.

Net income of $6.4 million for the three months ended December 31, 2010 compared to $5.2 million in the fourth quarter of 2009 representing an increase of $1.2 million or 23%. Earnings per diluted share for the fourth quarter of 2010 and 2009 were $0.84 and $0.68, respectively. For the fourth quarter of 2010, return on average assets was 1.10% and return on average equity was 12.40%.

“Camden National reported strong earnings in 2010 despite a sluggish economy,” said Gregory A. Dufour, president and chief executive officer. “These results reflect our proactive approach to managing asset quality which starts with strong underwriting standards. This approach has served us extremely well during the recession and set a strong foundation for 2011. Based on peer data from the third quarter of 2010, we believe Camden National’s performance will be in the top levels when compared to our peers,” indicated Dufour. “Our 2010 accomplishments include strong growth in low-cost deposits, building our capital levels through operating earnings, and implementation of several strategically important technologies.”

Asset Quality and the Provision for Credit Losses

“Looking out to 2011, we are pleased to see some signs of stabilization in the housing market but remain concerned about the high unemployment levels. We anticipate continued stress in the consumer portion of our loan portfolio which should be offset by strength in our commercial portfolio,” said Dufour.

Camden National’s level of non-performing assets decreased to $24.8 million, or 1.08% of total assets, at December 31, 2010 compared to $25.1 million, or 1.13% of total assets, at December 31, 2009. Annual net loan charge-offs declined to $4.3 million for 2010, compared to $5.6 million for 2009, resulting in an improvement in the annual net charge-offs to average loans to 0.28% for 2010 compared to 0.37% for the same period a year ago. Camden National’s asset quality ratios continue to compare favorably to its national peer group based on the most recent Bank Holding Company Performance Report dated September 30, 2010 provided by the Federal Reserve System. In this report, the national peer group has an average non-performing assets to total assets ratio of 3.47% and an annualized net charge-offs ratio of 1.17%.

As a result of improved asset quality ratios and a decline in net loan charge-offs, the provision for credit losses was $6.3 million for the twelve months ended December 31, 2010 compared to $8.2 million for the same period a year ago. Camden National’s allowance for credit losses increased to 1.46% of total loans at December 31, 2010 compared to 1.33% at December 31, 2009.

The provision for credit losses for the fourth quarter of 2010 and 2009 was $1.1 million and $1.7 million, respectively, and net loan charge-offs for the comparable periods were $1.1 million and $837,000, respectively.

Balance Sheet Highlights

Total consolidated assets at December 31, 2010 were $2.3 billion, an increase of 3% compared to December 31, 2009. The $70.6 million increase in total assets is primarily due to growth in the investment portfolio of $72.1 million offset by a decline in the loan portfolio of $2.0 million. The loan portfolio experienced growth in commercial real estate loans of 7% and consumer loans of 4%. These increases were offset by declines in commercial loans of 6% and residential real estate loans of 5%. Mortgage refinancing activity increased during the last four months of the year due to historically low mortgage rates; however, Camden National sold the current production of thirty-year fixed-rate mortgages which fell under specified rates. This resulted in the sale of $20.1 million of loans on the secondary market during 2010, and $5.5 million of loans held for sale at December 31, 2010.

Deposits at December 31, 2010 were $1.5 billion, an increase of $20.0 million, or 1%, from December 31, 2009. The deposit growth is primarily derived from low cost deposits with an increase in demand deposit accounts of 19% and an increase in interest checking, savings and money market accounts of 7% from a year ago. Brokered funds increased $18.9 million from December 31, 2009 as a result of more favorable pricing compared to other funding alternatives, including retail certificates of deposit which declined $81.1 million from a year ago. During the fourth quarter of 2010, prior to the expiration of the voluntary Transaction Account Guarantee Program, there was movement of balances from interest checking to retail repurchase agreements (borrowings) for relationships requiring collateralization of funds. This shifting contributed to an increase in retail repurchase agreements of $43.3 million compared to a year ago.

Net Interest Income

Camden National’s net interest income for the year ended December 31, 2010 totaled $74.3 million, an increase of $1.3 million, or 2%, compared to $73.0 million for 2009. The increase in net interest income was achieved through an improvement in Camden National’s tax equivalent net interest margin of 7 basis points to 3.58% for 2010.

Camden National’s yield on earning assets averaged 5.02% in 2010 compared to 5.42% for the same period a year ago. Camden National’s earning asset yield has gradually declined over the past year primarily as the result of reinvestment of cash flows at lower rates, particularly in the investment portfolio.

The cost of funds averaged 1.64% in 2010 compared to 2.13% for the same period a year ago. The cost of funds declined over the past year due to lower interest rates on deposit accounts, maturing retail certificates of deposit and wholesale funding combined with a favorable change in Camden National’s deposit mix as a result of growth in lower cost transaction accounts (demand deposit and interest checking accounts).

Net interest income for the fourth quarter of 2010 increased to $18.8 million compared to $17.9 million for the fourth quarter of 2009. The tax equivalent net interest margin of 3.54% for the fourth quarter of 2010 represents an increase from 3.50% for the same period in 2009.

Non-Interest Income and Non-Interest Expense

Non-interest income increased $1.4 million, or 7%, to $20.9 million for the year ended December 31, 2010 compared to the same period in 2009. The increase was primarily due to proceeds from a legal settlement of $2.0 million, an increase in debit card interchange income of $491,000, and an increase in fiduciary services income of $334,000. These increases were partially offset by a decline in mortgage banking income of $553,000 and a reduction in overdraft fees and deposit service charges of $350,000.

Non-interest income of $5.1 million in the fourth quarter of 2010 increased $360,000, or 8%, compared to $4.7 million in the fourth quarter of 2009. The increase resulted primarily from an increase of $336,000 in mortgage banking income related to sales of residential mortgage loans during the fourth quarter of 2010.

Non-interest expense increased $1.9 million, or 4%, to $53.0 million for the year ended December 31, 2010 compared to the same period in 2009. The increase is due to increases in salaries and employee benefits of $1.7 million, and higher OREO and collection costs of $1.2 million partially offset by a decline in FDIC assessment costs of $1.2 million. The 7% increase in salaries and employee benefit costs reflects higher benefit costs of $799,000 associated with increased health insurance costs and retirement expenses, a reduction in deferred salary costs of $522,000 related to high mortgage production volume in 2009, and an increase in salary and incentives of $504,000, or 2% due to merit increases and new positions.

Non-interest expense of $13.7 million for the fourth quarter of 2010 increased $561,000, or 4%, compared to $13.2 million in the fourth quarter of 2009. The increase was primarily the result of increases in salaries and employee benefits of $472,000, or 7%.

Camden National’s efficiency ratio was 54.60% for the year ended December 31, 2010 compared to 54.27% for 2009. Camden National’s efficiency ratio for the fourth quarter of 2010 and 2009 was 56.72% and 57.53%, respectively.

Dividends and Capital

The Board of Directors approved a dividend of $0.25 per share, payable on January 31, 2011 to shareholders of record on January 14, 2011. This resulted in an annualized dividend yield of 2.76% based on the December 31, 2010 closing price of Camden National’s common stock of $36.23 per share as reported by NASDAQ.

The consolidated total risk-based capital ratio increased to 14.96% at December 31, 2010 compared to 13.49% at December 31, 2009 as capital levels increased from retained earnings. Camden National and Camden National Bank exceeded the minimum total risk-based, tier 1, and tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

About Camden National Corporation

Camden National Corporation, ranked 12th in USBanker's 2010 list of top-performing mid-tier banks, is the holding company employing more than 400 Maine residents for two financial services companies: Camden National Bank, along with its division Union Trust, and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 38 banking offices serving coastal, western, central, and eastern Maine, plus online banking at CamdenNational.com and UnionTrust.com. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: general, national, regional or local economic conditions which are less favorable than anticipated; changes in loan default and charge-off rates; declines in the equity and financial markets; reductions in deposit levels; declines in mortgage loan refinancing, equity loan and line of credit activity; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; further actions by the U.S. government and Treasury Department, including actions similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on Camden National’s investment portfolio and earnings; misalignment of Camden National’s interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect our financial interests in certain loan situations. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Condition Data

	December 31,	December 31,
(In thousands, except number of shares)	2010	2009

Assets
Cash and due from banks	$31,009	$29,772
Securities:
Securities available for sale, at fair value	553,579	479,708
Securities held to maturity, at amortized cost	36,102	37,914
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,962	21,965
Total securities	611,643	539,587
Trading account assets	2,304	1,725
Loans held for sale	5,528	-
Loans:
Residential real estate	596,308	627,655
Commercial real estate	464,037	434,783
Commercial	180,592	191,214
Consumer	283,815	273,106
Total loans	1,524,752	1,526,758
Less allowance for loan losses	(22,293)	(20,246)
Net loans	1,502,459	1,506,512
Goodwill and other intangible assets	45,822	46,398
Bank-owned life insurance	43,155	41,677
Premises and equipment, net	25,044	26,054
Deferred tax asset	12,281	10,317
Prepaid FDIC assessment	6,155	8,197
Interest receivable	6,875	7,236
Other real estate owned	2,387	5,479
Other assets	11,345	12,429
Total assets	$2,306,007	$2,235,383

Liabilities
Deposits:
Demand	$229,547	$193,549
Interest checking, savings and money market	721,905	675,681
Retail certificates of deposit	464,662	545,789
Brokered deposits	99,697	80,788
Total deposits	1,515,811	1,495,807
Federal Home Loan Bank advances	214,236	209,710
Other borrowed funds	302,069	274,125
Junior subordinated debentures	43,614	43,512
Accrued interest and other liabilities	24,282	21,668
Total liabilities	2,100,012	2,044,822

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,658,496, and 7,644,837 shares on December 31, 2010 and 2009, respectively	50,936	50,062
Retained earnings	150,730	133,634
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	6,229	7,083
Net unrealized (losses) gains on derivative instruments, at fair value, net of tax	(709)	739
Net unrecognized losses on post-retirement plans, net of tax	(1,191)	(957)
Total accumulated other comprehensive income	4,329	6,865
Total shareholders' equity	205,995	190,561
Total liabilities and shareholders' equity	$2,306,007	$2,235,383

Statement of Income Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except number of shares and per share data)	2010	2009	2010	2009

Interest income
Interest and fees on loans	$20,210	$20,889	$81,935	$84,901
Interest on securities and other	5,521	6,226	22,572	28,430
Total interest income	25,731	27,115	104,507	113,331
Interest expense
Interest on deposits	3,331	4,834	15,143	22,577
Interest on borrowings	3,609	4,340	15,074	17,743
Total interest expense	6,940	9,174	30,217	40,320
Net interest income	18,791	17,941	74,290	73,011
Provision for credit losses	1,062	1,700	6,299	8,213
Net interest income after provision for credit losses	17,729	16,241	67,991	64,798
Non-interest income
Service charges on deposit accounts	1,195	1,318	4,911	5,261
Other service charges and fees	838	706	3,345	2,908
Income from fiduciary services	1,539	1,570	6,236	5,902
Mortgage banking income	429	93	761	1,314
Bank-owned life insurance	359	367	1,478	1,476
Net (loss) gain on sale of securities	-	51	(188)	52
Other income	703	594	4,533	2,529
Non-interest income before other-than-temporary impairment of securities	5,063	4,699	21,076	19,442
Other-than-temporary impairment of securities	(4)	-	(221)	-
Total non-interest income	5,059	4,699	20,855	19,442
Non-interest expenses
Salaries and employee benefits	6,865	6,393	26,337	24,588
Net occupancy	1,003	954	3,833	3,908
Furniture, equipment and data processing	1,251	1,072	4,647	4,150
Consulting and professional fees	670	693	2,596	2,455
OREO and collection costs	721	391	3,489	2,332
Regulatory assessments	719	731	2,868	4,035
Other expenses	2,500	2,934	9,197	9,556
Total non-interest expenses	13,729	13,168	52,967	51,024
Income before income taxes	9,059	7,772	35,879	33,216
Income taxes	2,633	2,545	11,113	10,443
Net income	$6,426	$5,227	$24,766	$22,773

Selected Financial and Per Share Data:
Return on average equity	12.40%	10.99%	12.42%	12.81%
Return on average tangible equity	15.96%	14.58%	16.15%	17.38%
Return on average assets	1.10%	0.92%	1.09%	1.00%
Efficiency ratio (1)	56.72%	57.53%	54.60%	54.27%
Basic earnings per share	$0.84	$0.68	$3.23	$2.98
Diluted earnings per share	$0.84	$0.68	$3.23	$2.97
Cash dividends declared per share	$0.25	$0.25	$1.00	$1.00
Weighted average number of common shares outstanding	7,657,346	7,644,831	7,655,668	7,642,492
Diluted weighted average number of common shares outstanding	7,674,056	7,674,167	7,663,498	7,665,357

(1) Computed by dividing non-interest expense by the sum of net interest income (tax equivalent) and non-interest income (excluding securities gains/losses).

Asset Quality Data

	At or for Twelve Months Ended	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended
(In thousands)	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Non-accrual loans:
Residential real estate	$7,225	$5,793	$6,580	$6,234	$6,161
Commercial real estate	6,072	6,725	7,130	6,223	6,476
Commercial	4,421	4,334	5,379	4,320	4,145
Consumer	1,721	1,155	1,249	1,227	1,158
Total non-accrual loans	19,439	18,007	20,338	18,004	17,940
Loans 90 days past due and accruing	710	1,034	545	211	1,135
Renegotiated loans not included above	2,295	2,055	1,096	677	581
Total non-performing loans	22,444	21,096	21,979	18,892	19,656
Other real estate owned:
Residential real estate	284	412	560	570	1,851
Commercial real estate	2,103	2,218	3,407	4,631	3,628
Total other real estate owned	2,387	2,630	3,967	5,201	5,479
Total non-performing assets	$24,831	$23,726	$25,946	$24,093	$25,135

Loans 30-89 days past due:
Residential real estate	$2,493	$3,186	$1,338	$74	$1,847
Commercial real estate	1,438	1,234	749	1,862	2,196
Commercial	928	2,772	1,367	3,530	639
Consumer	927	436	537	716	563
Total loans 30-89 days past due	$5,786	$7,628	$3,991	$6,182	$5,245

Allowance for loan losses at the beginning of the period	$20,246	$20,246	$20,246	$20,246	$17,691
Provision for loan losses	6,325	5,242	3,950	2,000	8,162
Charge-offs:
Residential real estate	1,262	1,103	579	268	792
Commercial real estate	1,382	844	752	314	1,844
Commercial	1,502	1,098	684	377	2,640
Consumer	1,401	760	395	294	1,180
Total charge-offs	5,547	3,805	2,410	1,253	6,456
Total recoveries	1,269	653	480	386	849
Net charge-offs	4,278	3,152	1,930	867	5,607
Allowance for loan losses at the end of the period	$22,293	$22,336	$22,266	$21,379	$20,246

Components of allowance for credit losses:
Allowance for loan losses	$22,293	$22,336	$22,266	$21,379	$20,246
Liability for unfunded credit commitments	25	47	47	47	51
Balance of allowance for credit losses	$22,318	$22,383	$22,313	$21,426	$20,297

Ratios:
Non-performing loans to total loans	1.47%	1.37%	1.43%	1.23%	1.29%
Non-performing assets to total assets	1.08%	1.03%	1.13%	1.08%	1.13%
Allowance for credit losses to total loans	1.46%	1.45%	1.45%	1.40%	1.33%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.29%	0.32%	0.28%	0.23%	0.22%
Year-to-date	0.28%	0.27%	0.25%	0.23%	0.37%
Allowance for credit losses to non-performing loans	99.44%	106.10%	101.52%	113.41%	103.26%
Loans 30-89 days past due to total loans	0.38%	0.50%	0.26%	0.40%	0.34%

Average Balance, Interest and Yield/Rate Analysis

	At or for the Twelve Months Ended			At or for the Twelve Months Ended
	December 31, 2010			December 31, 2009
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$511,800	$20,425	3.99%	$539,959	$25,979	4.81%
Securities - nontaxable (1)	54,392	3,247	5.97%	63,472	3,707	5.84%
Trading account assets	1,973	36	1.82%	1,479	24	1.62%
Loans: (1) (2)
Residential real estate	620,357	33,165	5.35%	622,535	35,726	5.74%
Commercial real estate	444,153	25,486	5.66%	415,369	25,168	5.98%
Commercial	173,073	9,464	5.39%	181,981	10,170	5.51%
Municipal	16,417	901	5.49%	21,533	1,079	5.01%
Consumer	280,069	13,235	4.73%	266,786	13,106	4.91%
Total loans	1,534,069	82,251	5.33%	1,508,204	85,249	5.62%
Total interest-earning assets	2,102,234	105,959	5.02%	2,113,114	114,959	5.42%
Cash and due from banks	33,204			28,985
Other assets	161,067			155,921
Less allowance for loan losses	(22,021)			(18,742)
Total assets	$2,274,484			$2,279,278

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
Interest checking accounts	$252,692	861	0.34%	$218,715	1,042	0.48%
Savings accounts	156,397	467	0.30%	140,246	499	0.36%
Money market accounts	292,510	2,408	0.82%	300,455	3,158	1.05%
Certificates of deposit	515,882	9,647	1.87%	578,231	15,997	2.77%
Total retail deposits	1,217,481	13,383	1.10%	1,237,647	20,696	1.67%
Brokered deposits	102,702	1,760	1.71%	75,204	1,881	2.50%
Junior subordinated debentures	43,565	2,817	6.47%	43,462	2,845	6.55%
Borrowings	480,897	12,257	2.55%	537,658	14,898	2.77%
Total wholesale funding	627,164	16,834	2.68%	656,324	19,624	2.99%
Total interest-bearing liabilities	1,844,645	30,217	1.64%	1,893,971	40,320	2.13%

Demand deposits	207,579			184,979
Other liabilities	22,832			22,598
Shareholders' equity	199,428			177,730
Total liabilities & shareholders' equity	$2,274,484			$2,279,278

Net interest income (fully-taxable equivalent)		75,742			74,639
Less: fully-taxable equivalent adjustment		(1,452)			(1,628)
		$74,290			$73,011

Net interest rate spread (fully-taxable equivalent)			3.38%			3.29%
Net interest margin (fully-taxable equivalent)			3.58%			3.51%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Selected Financial Data

	At or for the Year Ended December 31,	At or for the Year Ended December 31,
	2010	2009

Tier 1 leverage capital ratio	8.77%	8.17%
Tier 1 risk-based capital ratio	13.71%	12.24%
Total risk-based capital ratio	14.96%	13.49%
Tangible equity to tangible assets (1)	7.09%	6.59%
Book value per share	$26.90	$24.93
Tangible book value per share (2)	$20.91	$18.86

Investment Data

	December 31, 2010
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$49,870	$237	$(750)	$49,357
Obligations of states and political subdivisions (3)	13,777	443	-	14,220
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	451,909	15,986	(3,053)	464,842
Private issue collateralized mortgage obligations (CMO) (4)	23,441	-	(2,719)	20,722
Total debt securities	538,997	16,666	(6,522)	549,141
Equity securities (5)	5,000	-	(562)	4,438
Total securities available for sale	$543,997	$16,666	$(7,084)	$553,579

Held to maturity
Obligations of states and political subdivisions	$36,102	$3,156	$-	$39,258
Total securities held to maturity	$36,102	$3,156	$-	$39,258

Other securities
Federal Home Loan Bank Stock (6)	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	931	-	-	931
Total other securities	$21,962	$-	$-	$21,962

Trading account assets (7)				$2,304

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by total assets less goodwill and other intangible assets.

(2) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.

(3) 99% of the portfolio is rated by at least one of the three major rating agencies (Moody's, Standard & Poor's or Fitch) and all of these ratings are investment grade.

(4) $10.2 million of the CMO's are rated Triple-A by at least one of the three rating agencies, while three CMO's currently carry ratings below investment grade; one CMO with a fair value of $2.5 million is rated Caa1 by Moody's and CCC by Standard & Poor's, a second CMO with a fair value of $1.8 million is rated CCC by Fitch and Standard & Poor's, and a third CMO with a fair value $4.1 million is rate BB by Standard & Poor's and A by Fitch.

(5) The Duff & Phelps (DNP) Select Income Fund Auction Preferred Stock continues to fail at auction. We are currently collecting all amounts due according to contractual terms and have the ability and intent to hold the security until it clears auction, is called or matures on December 22, 2021. The DNP Auction Preferred Stock is rated Triple-A by Moody’s and Standard & Poor's.

(6) The Federal Home Loan Bank of Boston has suspended its quarterly dividend payment.

(7) Investments held in mutual funds that represent deferred director and executive compensation investments.

CONTACT:
Camden National Corporation
Susan M. Westfall, 207-230-2096
Senior Vice President, Clerk
swestfall@camdennational.com